Exhibit 10.82

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[a](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 22, 2021, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE COMPANY.

Warrant to Purchase

[ ] shares	Warrant Number [ ]

Warrant to Purchase Common Stock
of
LANNETT COMPANY, INC.

THIS CERTIFIES that [      ] or any transferee, assignee or other subsequent holder hereof (“Holder”) has the right to purchase from Lannett Company, Inc., a Delaware corporation, (the “Company”), [    ] fully paid and nonassessable shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below).

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1. Date of Issuance and Term.

This Warrant shall be deemed to be issued on April 22, 2021 (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is eight (8) years after the Date of Issuance (the “Term”). This Warrant was issued in conjunction with that certain Second Lien Credit and Guaranty Agreement (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company party thereto as guarantors, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent, and the Registration Rights Agreement (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Registration Rights Agreement”) by and among the Company and Deerfield Partners, L.P., Deerfield Fund III, L.P. and BPC Lending II LLC, each dated as of April 22, 2021.

Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of shares of Common Stock upon exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 4.985% of the total number of shares of Common Stock then issued and outstanding (the “4.985% Cap”); provided, however, that the 4.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission (the “SEC”), and the percentage beneficially owned by Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”). With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Asset Sale” means a transaction covered by the provisions of clause (B) of the definition of “Major Transaction” involving the sale or transfer of all or substantially all of the assets of the Company in connection with which the Company has announced its intention to liquidate and distribute its assets to shareholders.

“Black-Scholes Value” means the value of this Warrant or applicable portion thereof as determined by use of the Black-Scholes Option Pricing Model using the criteria set forth on Schedule 1 hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Cashless Default Exercise” means an exercise of this Warrant as a “Cashless Default Exercise” in accordance with Sections 3(c) and 11(b) hereof.

“Cashless Major Exercise” means an exercise of this Warrant or portion thereof as a “Cashless Major Exercise” in accordance with Sections 3(b) and 5(d)(i) hereof.

“Cash Out Major Transaction” means a Major Transaction in which the consideration payable to holders of Common Stock in connection with the Major Transaction consists solely of cash.

“Eligible Market” means the New York Stock Exchange (“NYSE”), the NASDAQ Global Select Market (“NASDAQ GS”), the NYSE Arca, the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market (“NASDAQ GS”), the OTCQB Market, the OTCQX Market, the OTC Bulletin Board or, in each case, any successor thereto.

“Enterprise Value” means, as of any date of determination, (i) the product of (x) the number of issued and outstanding share of Common Stock on such date, multiplied by (y) the per share the closing price of the Common Stock on the NYSE, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed on such date, plus (ii) the amount of the Company’s debt, as shown on the latest financial statements included in any periodic or current report filed with the SEC prior to such date (the “Current Financial Statements”), less (iii) the amount of cash and cash equivalents of the Company, as shown on the Current Financial Statements.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the board of directors of the Company, acting in good faith. If the Holder objects in writing to the board of directors’ calculation of Fair Market Value within ten (10) days of receipt of written notice thereof, then the valuation dispute resolution procedure set forth in Section 21 hereof shall be invoked to determine Fair Market Value.

“Holder” has the meaning set forth in the preamble to this Warrant.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Major Transaction.

“Permitted Transactions” means issuances as consideration for or to fund the acquisition of businesses and/or related assets, and in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the board of directors of the Company.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

“Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date.

“Successor Entity” means any Person purchasing the Company’s assets or Common Stock in a transaction that qualifies as a Major Transaction, or any successor entity resulting from such Major Transaction, or if the Warrant is to be exercisable for shares of capital stock of a Parent Entity, such Person’s Parent Entity.

“Successor Major Transaction” means either a Takeout Major Transaction or an Asset Sale.

“Successor Major Transaction Consideration” means (i) in the case of a Takeout Major Transaction, the amount of cash and other assets and the number of securities or other property of the Successor Entity or other entity that would be issuable in such Major Transaction, in respect of a number of shares equal to the Successor Major Transaction Conversion Share Amount, and (ii) in the case of an Asset Sale, an amount of cash equal to the Black-Scholes Value of the Warrant.

“Successor Major Transaction Conversion Share Amount” means an amount equal to the Black-Scholes Value of the Warrant divided by the closing price of the Common Stock on the principal securities exchange or other securities market on which the Common Stock is then traded on the Trading Day immediately preceding the date on which the applicable Major Transaction is consummated.

“Takeout Major Transaction” means a Change of Control Transaction in which the shares of Common Stock of the Company are converted into the right to receive cash, securities of another entity and/or other assets.

“Trading Day” means any day on which the Common Stock is traded for any period on the NYSE, or on the principal United States securities exchange or market on which the Common Stock is then being traded; provided, however, that during any period in which the Common Stock is not listed or quoted on the NYSE, or any other United States securities exchange or market, the term “Trading Day” shall mean any Business Day.

2. Exercise.

(a) Manner of Exercise. During the Term (or, in respect of a Cashless Major Exercise, the Cashless Major Exercise Period (as defined below)), this Warrant may be Exercised as to all or any lesser number of whole shares of Common Stock covered hereby (the “Exercise Shares”) by delivering to the Company (by electronic mail in accordance with Section 16 below) the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) duly completed and executed, and, if applicable, the full Exercise Price (as defined below), which may be satisfied by a Cash Exercise or a Cashless Exercise (as each is defined below), for each share of Common Stock as to which this Warrant is Exercised (any such exercise of the Warrant being hereinafter called an “Exercise” of this Warrant).

(b) Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that the Exercise Form attached hereto as Exhibit A, completed and executed, is delivered to the Company in accordance with Section 2(a). Upon delivery of the Exercise Form to the Company in accordance with Section 2(a), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exercise Shares with respect to which this Warrant has been Exercised, irrespective of the date such Exercise Shares are credited to the Holder’s or its designee’s Depository Trust Company (“DTC”) account or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be; provided, however, that in the event an Exercise Form in respect of a Cashless Major Exercise is delivered prior to the occurrence of the applicable Major Transaction, the Holder shall be deemed to have become the holder of record of the shares issuable upon such exercise immediately prior to the consummation of such Major Transaction and the Date of Exercise shall in such event be deemed to be the date of the occurrence of the Major Transaction. In the case of a Cash Exercise of this Warrant (other than a Loan Exchange Exercise), within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Exercise Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days following the date the final Exercise Form is delivered to the Company. Execution and delivery of an Exercise Form with respect to a partial Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares. The Holder and the Company shall maintain records showing the number of Exercise Shares purchased and the remaining number of Exercise Shares. The Holder and any assignee of the Holder, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Exercise Shares hereunder, the number of Exercise Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(c) Delivery of Common Stock Upon Exercise. Within the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period after any Date of Exercise, or in the case of a Cashless Default Exercise (as defined in Section 5(d) below), within the period provided in Section 3(c), as applicable (the “Delivery Period”), the Company shall issue and deliver (or cause its transfer agent (the “Transfer Agent”) to issue and deliver) in accordance with the terms hereof to, or upon the order of, Holder the shares of Common Stock issuable upon Exercise (the “Exercise Shares”). Upon the Exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, if applicable, to assure that the Transfer Agent shall transmit to the Holder in accordance with this Section 2(c) the number of shares of Common Stock issuable upon such Exercise. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent and that, unless waived by the Holder, this Warrant and the Exercise Shares will be free-trading and freely transferable, if any of the Unrestricted Conditions (as defined below) are met.

(d) Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the applicable Exercise Shares by the end of the Delivery Period (a “Delivery Failure”), the Holder will be entitled to revoke all or part of the relevant Exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that the liquidated damages described herein shall be payable through the date such notice of revocation is given to the Company.

(e) Legends.

(i) Restrictive Legend. The Holder understands that, until such time as this Warrant, the Exercise Shares and the Failure Payment Shares (as defined below) have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Warrant, the Exercise Shares and the Failure Payment Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of such shares):

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[(a)](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 22, 2021, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE COMPANY.”

(ii) Removal of Restrictive Legends. This Warrant and the Exercise Shares and the Failure Payment Shares, as applicable, shall not contain or be subject to (and Holder shall be entitled to removal of) any legend restricting the transfer thereof (including the legend set forth above in subsection 2(e)(i)) and shall not be subject to any stop-transfer instructions: (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such security is effective under the Securities Act, or (B) following any sale of such Warrant, Exercise Shares and/or Failure Payment Shares pursuant to Rule 144, or (C) if such Warrant, Exercise Shares and/or Failure Payment Shares are eligible for sale under Rule 144(b)(1), or (D) at any time on or after the date hereof that the Holder certifies that it is not an “affiliate” of the Company (as such term is used under Rule 144 pursuant to the Securities Act) and that the Holder’s holding period for purposes of Rule 144 and subsection (d)(3)(iii) thereof with respect to such Warrant, Exercise Shares and/or Failure Payment Shares is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date (as defined below), or at such other time as any of the Unrestricted Conditions has been met, if required by the Transfer Agent to effect the issuance of this Warrant, the applicable Exercise Shares or the Failure Payment Shares, as applicable, without a restrictive legend or removal of the legend hereunder to the extent required or requested as set forth in the immediately following two sentences. If any of the Unrestricted Conditions is met at the time of issuance of this Warrant, the Exercise Shares or the Failure Payment Shares, then such Warrant, Exercise Shares or Failure Payment Shares, as applicable, shall be issued free of all legends and stop-transfer instructions. The Company agrees that, following the Effective Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 2(e), it will, no later than the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent of this Warrant and/or the Exercise Shares and/or Failure Payment Shares, as applicable, issued with a restrictive legend (such earlier Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder this Warrant and/or the Exercise Shares and/or Failure Payment Shares free from all restrictive and other legends (or similar notations). For purposes hereof, “Effective Date” shall mean the date that the first Registration Statement covering the Exercise Shares that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from this Warrant and any shares of Common Stock issuable upon Exercise of this Warrant as set forth in Section 2(e) above is predicated upon the Company’s reliance that the Holder will sell this Warrant or any Exercise Shares and/or any Failure Payment Shares, as applicable, pursuant to either the registration requirements of the Securities Act, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f) Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant. If this Warrant is not Exercised in full, then as soon as practical after the Date of Exercise, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing the unexercised portion of this Warrant (in addition to the shares of Common Stock issuable upon such Exercise); provided, however, as set forth in Section 2(b), Holder shall not be required to physically surrender this warrant if the Warrant is not Exercised in full.

(g) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be Holder of record of such shares on the Date of Exercise, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant.

(h) Delivery of Electronic Shares. In lieu of delivering physical certificates representing the Exercise Shares or legend removal, or representing Failure Payment Shares, upon written request of Holder, the Company shall cause its Transfer Agent to electronically transmit Exercise Shares to Holder by crediting the account of Holder’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(i) Buy-In. In addition to any other rights or remedies available to the Holder hereunder or otherwise at law or in equity, if the Company fails to cause its Transfer Agent to deliver to the Holder the Exercise Shares pursuant to an Exercise on or before the last day of the Delivery Period, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder or Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder was entitled to receive upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored (and refund the Exercise Price therefor, to the extent paid by Holder, and/or reinstate the principal amount of any indebtedness used to satisfy the applicable Exercise Price), or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise to cover the sale of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

(j) HSR Submissions. If Holder determines that, in connection with the exercise of this Warrant, it and the Company are required to file Premerger Notification Reports with the Federal Trade Commission (the “FTC”) and the United States Department of Justice (“DOJ”) and observe the Waiting Period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations promulgated thereunder (collectively, the “HSR Act”), the Company agrees to (i) cooperate with Holder in Holder’s preparing and making such submission and any responses to inquiries of the FTC and DOJ; (ii) prepare and make any submission required to be filed by the Company under the HSR Act and respond to inquiries of the FTC and DOJ in connection therewith; and (iii) reimburse Holder for the cost of the required filing fee for Holder’s submission under the HSR Act. For the avoidance of doubt, Holder shall bear all of its other costs and expenses in connection with such submission, including any of its attorneys’ fees associated therewith.

3. Payment of Warrant Exercise Price for Cash Exercise or Cashless Exercise; Cashless Major Exercise and Cashless Default Exercise.

(a) Exercise Price. The exercise price shall initially equal $6.88 per share, subject to adjustment pursuant to the terms hereof (as so adjusted, the “Exercise Price”), including but not limited to Section 5 below.

Payment of the Exercise Price may be made by any of the following, or a combination thereof, at the election of Holder:

(i) Cash Exercise: The Holder may pay all or any portion of the Exercise Price in cash, bank or cashier’s check, wire transfer (a “Cash Exercise”); or

(ii) Cashless Exercise: In lieu of paying all or any portion of the Exercise Price in cash, Holder, at its option, may exercise this Warrant (in whole or in part) on a cashless basis by making appropriate notation on the applicable Exercise Form in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where:    X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(a)(ii), where “Market Price,” as of any date, means the arithmetic average of the Volume Weighted Average Price (as defined below) of the Company’s Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the Date of Exercise, or other date in question, as applicable.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price on the NYSE as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if the NYSE is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security on the OTC Bulletin Board, the OTCQX Market or the OTCQB Market or in the Pink market of OTC Markets Group (or, in each case, any successor to such market). If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of the Warrants being Exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. In the event that a Stock Event is consummated during any period for which the Volume Weighted Average Price is to be determined, the Volume Weighted Average Price for all Trading Days during such period prior to the effectiveness of the Stock Event shall be appropriately adjusted to reflect such Stock Event.

For purposes of Rule 144 and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that the shares of Common Stock issuable upon Exercise of this Warrant in a Cashless Exercise or a Loan Exchange Exercise transaction shall be deemed to have been acquired, and the holding period thereof shall be deemed to have commenced, at the time this Warrant was issued. As provided in Section 2(b), the Holder shall only be required to physically surrender this Warrant in the event that the Holder is exercising this Warrant in full.

(iii) Loan Exchange Exercise: In lieu of paying all or any portion of the Exercise Price in cash, the Holder, at its option, may exercise this Warrant (in whole or in part) through a reduction of any amount of principal outstanding under any Second Lien Loans (as defined in the Credit Agreement) in accordance with Section __ of the Credit Agreement, then held by the Holder (a “Loan Exchange Exercise”).

(b) Cashless Major Exercise: To the extent the Holder shall exercise this Warrant as a Cashless Major Exercise pursuant to Section 5(d)(i) and 5(d)(iii) below, the Holder shall deliver to the Company (in any manner permitted under Section 2(a)) the Exercise Form indicating that the Holder is exercising this Warrant (or any portion thereof) pursuant to a Cashless Major Exercise, in which event the Company shall issue a number of shares of Common Stock equal to the Black-Scholes Value of the Warrant (or such applicable portion being exercised) divided by the closing price of the Common Stock on the principal securities exchange or other securities market on which the Common Stock is then traded on the Trading Day immediately preceding the date on which the applicable Major Transaction is consummated, or, if in respect of a Cashless Major Exercise made after the date of consummation of the applicable Major Transaction, on the Trading Day immediately preceding the date on which the Exercise Form in respect of such Cashless Major Exercise is delivered. As provided in Section 2(b), the Holder shall only be required to physically surrender this Warrant in the event that this Warrant is being exercised in full. The Holder shall be permitted to make successive Cashless Major Exercises and send successive Exercise Forms in respect of a Cashless Major Exercise, from time to time at any time during the Cashless Major Exercise Period.

(c) Cashless Default Exercise. To the extent the Holder exercises this Warrant as a Cashless Default Exercise pursuant to Section 11(b)(i) below, the Holder shall send to the Company (in any manner permitted under Section 2(a)) the Exercise Form indicating that the Holder is exercising this Warrant pursuant to a Cashless Default Exercise, in which event the Company shall issue to the Holder, within five (5) Trading Days of the applicable Default Notice, a number of shares of Common Stock (which shares shall be valued at the arithmetic average of the Volume Weighted Average Price on each of the five (5) consecutive Trading Days immediately prior to the date of the applicable Default Notice) equal to the greater of (A) the Black-Scholes Value of the remaining unexercised portion of this Warrant (or such portion thereof subject to such exercise) as of the date of such Default Notice, and (B) the Black-Scholes Value of the remaining unexercised portion of this Warrant (or such portion thereof subject to such exercise) on the Trading Day immediately preceding the date that the Exercise Shares in respect of such Cashless Default Exercise are issued to the Holder. As provided in Section 2(b), the Holder shall be permitted to make successive Cashless Default Exercises and send successive Exercise Forms in respect of a Cashless Default Exercise, from time to time at any time from and after the date of the applicable Default Notice through the remainder of the Term.

(d) Dispute Resolution. In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price, Market Price or the Successor Major Transaction Consideration, or any determination of Fair Market Value, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two (2) Trading Days of receipt, or deemed receipt, of the Exercise Form, Major Transaction Early Termination Notice or notice of Fair Market Value, or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Trading Days, submit via electronic mail (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld or (ii) the disputed arithmetic calculation of the Exercise Price, Market Price or any Successor Major Transaction Consideration to the Company’s independent, outside registered public accountants. The Company shall use its reasonable best efforts to cause the investment bank or the accountants, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountants’ determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error, and the Company and Holder shall each pay one half of the fees and costs of such investment banker or accountant. Notwithstanding the existence of a dispute contemplated by this paragraph, if requested by Holder, the Company shall issue to Holder the Exercise Shares, if any, that are not in dispute in accordance with the terms hereof.

4. Transfer and Registration.

(a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, upon surrender of this Warrant properly completed and endorsed. Subject to the provisions of Section 8 of this Warrant, this Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and the Holder shall be entitled to receive a new Warrant as to the portion hereof retained, if any.

(b) Registrable Securities. The Holder (and applicable assignees or transferees of this Warrant and/or shares of Common Stock issuable upon Exercise of this Warrant) is entitled to registration and other rights in respect of the shares issuable upon Exercise of this Warrant pursuant to the Registration Rights Agreement.

5. Adjustments Upon Certain Events.

(a) Participation. The Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had Exercised this Warrant into Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions (or, if there is no record date therefor, on the date of such dividend or distribution). Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(b) Recapitalization or Reclassification. If the Company shall at any time effect any subdivision of outstanding Common Stock (by any stock split, stock dividend, recapitalization or otherwise), combination of outstanding Common Stock (by consolidation, combination, reverse stock split or otherwise), reclassification or other similar transaction of such character that shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares (a “Stock Event”), then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such Stock Event, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased or, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

(c) [Reserved.]

(d) Rights Upon Major Transaction.

(i) Major Transaction. In the event that a Major Transaction (as defined below) occurs, then (1) in the case of a Successor Major Transaction, the Holder, at its option, may elect to cause the conversion of this Warrant (a “Successor Major Transaction Conversion”) in whole or in part, into the right to receive the Successor Major Transaction Consideration, upon consummation of the Successor Major Transaction, and (2) in the case of all other Major Transactions, the Holder shall have the right to exercise this Warrant (or any portion thereof), at any time and from time to time following the occurrence of such event, as a Cashless Major Exercise. In the event the Holder shall not have exercised any of its rights under clauses (1) or (2) above within the applicable time periods set forth herein, then the Major Transaction shall either be treated as an Assumption (as defined below) in accordance with Section 5(d)(ii)(A) below, or, if no election is made by the Holder, as an Organic Change in accordance with Section 5(d)(ii)(B) below, as applicable. Each of the following events shall constitute a “Major Transaction”:

(A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company or (2) as a result of which shares of Common Stock shall be exchanged for or otherwise changed into (or the shares of Common Stock otherwise become entitled to receive) the same or a different number of shares of a class or classes of stock or securities of the Company or another entity (collectively, a “Change of Control Transaction”);

(B) the sale or transfer of assets of the Company and/or any of its subsidiaries in one transaction or a series of related transactions for a purchase price of more than 50% of the Company’s Enterprise Value or a sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of doubt, a sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole);

(C) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following the completion of such purchase, tender or exchange offer a Change of Control Transaction shall have occurred;

(D) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of the Company’s Common Stock representing more than 50% of the voting power of the Company’s Common Stock.

(E) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Company;

(F) the shares of Common Stock (or equivalent equity securities of any Parent Entity resulting from a transaction of the type specified by clause (A) that does not qualify as a Change of Control Transaction) cease to be listed, traded or publicly quoted on the NYSE and are not promptly listed on either the NASDAQ GS, the NYSE American, the NASDAQ Global Market or the NASDAQ Capital Market; or

(G) the Common Stock ceases to be registered under Section 12 of the Exchange Act.

(ii) Assumption and Organic Change.

(A) Any assumption of the Company’s obligations under this paragraph shall be referred to herein as an “Assumption.” Unless otherwise provided in writing by the Holder, the Company shall not consummate a Major Transaction for which the Holder has delivered an Assumption Election Notice (as defined below) in which the Company is not the surviving entity or as a result of which the Company has a new Parent Entity, unless (A) each Person acquiring the Company’s assets or Common Stock (or Parent Entity thereof, as applicable), or any other Successor Entity resulting from such Major Transaction, assumes in writing all of the obligations of the Company under this Warrant, the Credit Agreement (but only as they relate to the Warrants or the Exercise Shares) and the Registration Rights Agreement in accordance with the provisions of this Section 5(d)(ii) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to the consummation of such Major Transaction (such approval not to be unreasonably withheld, conditioned or delayed), including agreements to deliver to each Holder in exchange for its Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants, that, among other things, (1) is exercisable for the appropriate number of shares of the Successor Entity’s capital stock (without regard to the 4.985% Cap or any other restriction or limitation on exercise; provided that such instrument shall contain a limitation on exercise comparable to that contained in the second paragraph of Section 1 of this Warrant), (2) has an exercise price similar to the then-effective Exercise Price (taking into account the relative value of Common Stock compared to the capital stock of the Successor Entity, and any conversion or exchange ratio applicable to the Common Stock in the Major Transaction) and exercise price adjustment provisions similar to those in the Warrants; (3) entitles Holder to such additional securities or other consideration, if any, as Holder would be entitled pursuant to Section 5(d)(i) in connection with the Major Transaction; and (4) provides for registration rights similar to those provided by the Registration Rights Agreement and otherwise satisfactory to the Holder; and (B) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted or listed for trading on an Eligible Market. Upon the occurrence of any Major Transaction with respect to which Holder shall have delivered an Assumption Election Notice, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Major Transaction, the provisions of this Warrant and the Registration Rights Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Major Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Major Transaction, in lieu of shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrants prior to such Major Transaction, such shares of publicly traded common stock or equivalent equity securities of the Successor Entity, as adjusted in accordance with the provisions of this Warrant. The provisions of this Section shall apply similarly and equally to successive Major Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

Any recapitalization, reorganization, reclassification, consolidation, merger, or any other similar transaction, in each case, that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to, or in exchange for, Common Stock is referred to herein as an “Organic Change.” Without limiting the rights of the Holder under Section 5(a) or any other provision of this Warrant, unless otherwise provided in writing by the Holder, prior to the consummation of any Organic Change, the Company will make appropriate provision (pursuant to written agreements in form and substance reasonably satisfactory to the holders of a majority in interest of the Warrants and approved by the Holder prior to the consummation of such Organic Change (such approval not to be unreasonably withheld, conditioned or delayed)) to ensure that the Holder will thereafter have the right to acquire and receive, in lieu of the shares of Common Stock otherwise acquirable or receivable upon the exercise of this Warrant (without regard to the 4.985% Cap or any other restriction or limitation on exercise), such shares, securities and/or assets as would have been issued or payable in such Organic Change with respect to, or in exchange for, the number of shares of Common Stock which would have been acquirable or receivable upon the exercise of this Warrant immediately prior to such Organic Change (without regard to the 4.985% Cap or any other restriction or limitation on exercise); provided that such written agreement shall contain a limitation on exercise comparable to the 4.985% Cap. In any such case, the Company will make appropriate provision (pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to the consummation of such Organic Change (such approval not to be unreasonably withheld, conditioned or delayed)) with respect to the Holder’s rights and interests to ensure that the provisions of this Section 5(d)(ii)(B) will thereafter be applicable to this Warrant. Notwithstanding the foregoing, in no event shall a Major Transaction as to which Holder has exercised any of its rights pursuant to clause (1) of the first sentence of Section 5(d)(i) or pursuant to Section 5(d)(ii)(A) be subject to the provisions of this Section 5(d)(ii)(B), and the foregoing shall not affect Holder’s right to Exercise this Warrant prior to the consummation of the Organic Change.

For the avoidance of doubt, the rights and obligations of the Company and Holder upon the occurrence of a Major Transaction are conditional upon such Major Transaction being consummated (or actually occurring) and in the event that a Major Transaction for which Holder is given notice is not consummated (or does not occur), then upon written notice from the Company to Holder confirming that such Major Transaction has not and will in no event be consummated (or occur), all actions taken under this Section 5(d) prior to such written notice in connection with such Major Transaction shall be deemed to be rescinded and null and void and the Company shall return to the Holder this Warrant (if previously surrendered to the Company in connection with an anticipated Major Transaction under this Section 5(d)). In the event that such Major Transaction is being consummated pursuant to an agreement between the Company (or any Affiliate thereof) and any other Person, the Company shall not deliver the written notice contemplated by the immediately preceding sentence unless such agreement has terminated.

(iii) Notice; Major Transaction Early Termination Right; Notice of Cashless Major Exercise. At least thirty (30) days prior to the consummation of any Major Transaction or Organic Change, but, in any event, within five (5) Trading Days following the first to occur of (x) the date of the public announcement of such Major Transaction or Organic Change if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Major Transaction or Organic Change if such announcement is made on and after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Major Transaction/Organic Change Notice”). At any time during the period beginning after the Holder’s receipt of a Major Transaction/Organic Notice in respect of a Successor Major Transaction and ending five (5) Trading Days prior to the consummation of such Major Transaction (the “Early Termination Period”), the Holder may either (A) elect a Successor Major Transaction Conversion by delivering written notice thereof (“Major Transaction Early Termination Notice”) to the Company, which Major Transaction Early Termination Notice shall indicate the portion of the Warrant (with reference to the number of shares of Common Stock issuable upon a Cash Exercise of such portion, without regard to the 4.985% Cap, if less than the full Warrant) that the Holder is electing to be treated as a Successor Major Transaction Conversion or (B) elect to have this Warrant assumed in accordance with Section 5(d)(ii)(A) by delivering written notice thereof (an “Assumption Election Notice”) to the Company. The portion of this Warrant subject to early termination pursuant to this Section 5(d)(iii) as a Successor Major Transaction Conversion shall be converted into the right to receive the Successor Major Transaction Consideration.

To the extent the Holder shall elect to effect a Cashless Major Exercise in respect of a Major Transaction, the Holder shall deliver its Exercise Form in accordance with Section 3(b), at any time and from time to time following receipt by the Holder of the Major Transaction/Organic Change Notice until the later of (x) the expiration of the Term and (y) thirty (30) days following the consummation of the applicable Major Transaction (the “Cashless Major Exercise Period”). For the avoidance of doubt, the Holder shall be permitted to make successive Cashless Major Exercises and send successive Exercise Forms in respect of a Cashless Major Exercise, from time to time at any time during the Cashless Major Exercise Period.

(iv) Escrow; Payment of Successor Major Transaction Consideration. Following the receipt of a Major Transaction Early Termination Notice in respect of a Successor Major Transaction from the Holder, the Company shall not effect a Successor Major Transaction with respect to which the Holder has elected a Successor Major Transaction Conversion unless it shall first either (i) place into an escrow account with an independent escrow agent, at least three (3) Trading Days prior to the closing date of the Major Transaction, the Successor Major Transaction Consideration or (ii) obtained the written agreement of the Successor Entity (which agreement shall include provisions entitling the Holder to enforce such agreement as a third party beneficiary) that the payment or issuance of the Successor Major Transaction Consideration shall be made to the Holder concurrently with the consummation of such Major Transaction and such payment or issuance, as the case may be, shall be a condition precedent to the consummation of such Major Transaction. Concurrently upon closing of such Major Transaction, the Company shall pay or issue or shall instruct the escrow agent to deliver the Successor Major Transaction Consideration to the Holder. For purposes of determining the amount required to be placed in escrow (if applicable) pursuant to the provisions of this subsection (iv) and without affecting the amount of the actual Successor Major Transaction Consideration, the calculation of the price referred to in clause (1) of the first column of Schedule 1 hereto with respect to Stock Price shall be determined based on the Closing Market Price (as defined on Schedule I) of the Common Stock on the Trading Day immediately preceding the date that the Successor Major Transaction Consideration is deposited with the escrow agent.

(v) Injunction. Following the receipt of a Major Transaction Early Termination Notice from the Holder, in the event that the Company attempts to consummate a Successor Major Transaction without either (1) placing the Successor Major Transaction Consideration in escrow in accordance with subsection (iv) above, or (2) delivering the Successor Major Transaction Consideration to the Holder prior to consummation of such Major Transaction, the Holder shall have the right to apply for an injunction in any state or federal court sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Successor Major Transaction Consideration is delivered to the Holder.

An early termination required by this Section 5(d) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to holders of Common Stock in connection with a Major Transaction. To the extent an early termination required by this Section 5(d) is deemed or determined by a court of competent jurisdiction to be prepayments of the Warrant by the Company, such early termination shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, until the Successor Major Transaction Consideration is paid in full, this Warrant may be exercised, in whole or in part, by the Holder into shares of Common Stock, or in the event the Exercise Date is after the consummation of the Major Transaction, shares of publicly traded common stock or equivalent equity securities of the Successor Entity pursuant to Section 5(d). The parties hereto agree that in the event of the Company’s early termination of any portion of the Warrant under this Section 5(d), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 5(d) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(e) Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3(a) of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this subsection 5. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock.

(f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(g) Notice of Adjustments. Whenever the Exercise Price and/or number or type of securities issuable upon Exercise is adjusted pursuant to the terms of this Warrant, the Company shall promptly deliver to the Holder a notice (an “Exercise Price Adjustment Notice”) setting forth the Exercise Price and/or number or type of securities issuable upon Exercise after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(f), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holder shall be entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Exercise Form.

(h) Choice of Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Successor Major Transaction or Organic Change, then Holder shall be given the same choice as to the type of consideration it receives upon any Exercise of this Warrant in connection with such Successor Major Transaction or Organic Change.

6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next higher whole number of shares.

7. Reservation of Shares.

From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient for the Exercise of this Warrant (a “Share Authorization Failure”), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person. The Company covenants and agrees that all shares of Common Stock issuable upon Exercise of this Warrant shall be approved for listing on the NYSE, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed.

8. Restrictions on Transfer.

(a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration or qualification under applicable state securities (or “blue sky”) laws. None of the Warrant, the Exercise Shares or Failure Payment Shares may be transferred, sold or assigned except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws, including pursuant to Section 4(a)(7) of the Securities Act or in a so-called “4[(a)](1) and a half” transaction.

(b) Assignment. Subject to Section 8(a), the Holder may sell, transfer, assign, pledge, or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. Subject to the last two sentences of this paragraph, the Company shall effect the assignment within three (3) Trading Days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by the Holder a Warrant or Warrants of like tenor and terms entitling the assignee(s) to purchase the appropriate number of shares. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is being effected pursuant to Section 4(a)(7) of the Securities Act or in a so called “4[(a)](1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such transaction. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an Assignment form to the Company assigning this Warrant in full. Notwithstanding anything herein to the contrary, this Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Exercise Shares immediately upon effectiveness of such assignment without having a new Warrant issued.

9. Noncircumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10. Events of Failure; Definition of Black Scholes Value.

(a) Definition.

The occurrence of each of the following shall be considered to be an “Event of Failure.”

(i) A Delivery Failure occurs, where a “Delivery Failure” shall be deemed to have occurred if the Company fails to deliver Exercise Shares to the Holder within any applicable Delivery Period;

(ii) A Legend Removal Failure occurs, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to issue this Warrant and/or Exercise Shares without a restrictive legend, or fails to remove a restrictive legend, when and as required under Section 2(e) hereof;

(iii) a Transfer Delivery Failure occurs, where a “Transfer Delivery Failure” shall be deemed to have occurred if the Company fails to deliver a Warrant within any applicable Transfer Delivery Period; and

(iv) a Registration Failure (as defined below).

For purpose hereof, “Registration Failure” means that (A) the Company fails to file with the SEC on or before the Filing Deadline (as defined in the Registration Rights Agreement) any Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, (B) the Company fails to use its best efforts to obtain effectiveness with the SEC, prior to the Registration Deadline (as defined in the Registration Rights Agreement), of any Registration Statement (as defined in the Registration Rights Agreement) that is required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to use its best efforts to keep each such Registration Statement current and effective as required in Section 3 of the Registration Rights Agreement, (C) the Company fails to file any additional Registration Statement required to be filed pursuant to Section 2(a)(ii) of the Registration Rights Agreement on or before the Additional Filing Deadline or fails to use its best efforts to cause such additional Registration Statement to become effective on or before the Additional Registration Deadline, (D) the Company fails to file any amendment to any Registration Statement, or any additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement within thirty (30) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or fails to use its best efforts to cause such amendment and/or new Registration Statement to become effective within ninety (90) days of the applicable Registration Trigger Date, (E) any Registration Statement required to be filed under the Registration Rights Agreement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company’s failure to file and use its best efforts to obtain effectiveness with the SEC of an additional Registration Statement or amended Registration Statement required pursuant to Sections 2(a)(ii) or 3(b) of the Registration Rights Agreement, as applicable, or otherwise), or (F) the Company fails to provide a commercially reasonable written response to any comments to any Registration Statement submitted by the SEC within twenty five (25) days of the date that such SEC comments are received by the Company.

(b) Failure Payments; Black-Scholes Determination. The Company understands that any Event of Failure (as defined above) could result in economic loss to the Holder. In the event that any Event of Failure occurs, as compensation to the Holder for such loss, the Company agrees to make payments (as partial liquidated damages and not as a penalty) to the Holder an amount payable, at the Company’s option, either (i) in cash or (ii) in shares of Common Stock that are valued for these purposes at the Volume Weighted Average Price on the date of such calculation (“Failure Payments”), in each case at a rate equal to 15% per annum (or the maximum rate permitted by applicable law, whichever is less) of the Black-Scholes Value (as determined below) of the remaining unexercised portion of this Warrant on the date of such Event of Failure (as recalculated on the first Trading Day of each month thereafter for as long as Failure Payments shall continue to accrue), which shall accrue daily from the date of such Event of Failure until the Event of Failure is cured, accruing daily and compounded monthly; provided, however, that in the event the Company elects to make Failure Payments in shares of Common Stock, the Company shall issue, and the Holder shall only receive, up to such amount of shares of Common Stock in respect of Failure Payments such that Holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall not collectively beneficially own greater than 4.985% of the total number of shares of Common Stock of the Company then issued and outstanding, and the balance of such Failure Payments shall be paid in cash. For purposes of clarification, it is agreed and understood that Failure Payments shall continue to accrue following any Event of Default until the applicable Default Amount (as defined below) is paid in full.

Notwithstanding the above, (1) in the event that the Company (i) has, by the Filing Deadline (as defined the Registration Rights Agreement), filed a Registration Statement (as defined in the Registration Rights Agreement) covering the number of shares required by the Registration Rights Agreement, and (ii) has responded in writing to any comments to the Registration Statement that the Company has received from the SEC within ten (10) Trading Days of such receipt, and nevertheless the SEC has not declared effective a Registration Statement covering the full number of Exercise Shares issuable upon exercise of the Warrants by the Registration Deadline (as defined in the Registration Rights Agreement) then, the Failure Payments attributable to such late Registration Effectiveness shall be reduced from 15% per annum to 12% (calculated as set forth above) and (2) in no event shall the aggregate Failure Payments attributable solely to the failure by the SEC to declare a Registration Statement effective exceed 10% of the Black-Scholes value of the Warrant. The Company shall satisfy any Failure Payments under this Section pursuant to Section 10(c) below. Failure Payments shall be in addition to any Shares that the Holder is entitled to receive upon Exercise of this Warrant.

(c) Payment of Accrued Failure Payments. The Failure Payments and Failure Shares representing accrued Failure Payments for each Event of Failure shall be paid or issued and delivered, as the case may be, on or before the fifth (5th) Trading Day of each month following a month in which Failure Payments accrued. Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Failure Payments) for the Company’s Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). Notwithstanding the above, if a particular Event of Failure results in an Event of Default pursuant to Section 11 hereof, then the Failure Payments, for that Event of Failure only, shall be considered to have been satisfied upon payment to the Holder of an amount equal to the greater of (i) the Failure Payments, or (ii) the Default Amount, payable in accordance with Section 11.

(d) Maximum Interest Rate. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thereby refunded to the Company.

11. Default.

(a) Events Of Default. Each of the following events shall be considered to be an “Event of Default,” unless waived by the Holder:

(i) Failure To Effect Registration. (A) With respect to all Registration Failures, a Registration Failure occurs and remains uncured for a period of more than thirty (30) days (or forty-five (45) days in the case where the Company (1) has, by the Filing Deadline (as defined the Registration Rights Agreement) filed a Registration Statement (as defined in the Registration Rights Agreement) covering this Warrant and the number of shares required by the Registration Rights Agreement, and (2) has responded in writing to any comments to the Registration Statement that the Company has received from the SEC within ten (10) Trading Days of such receipt, and nevertheless the SEC has not declared effective a Registration Statement covering the this Warrant and the Warrant Shares by the Registration Deadline (as defined in the Registration Rights Agreement)), and such Registration Failure relates solely to the Company’s failure to have the Registration Statement declared effective by the Registration Deadline (as defined in the Registration Rights Agreement); and (B) with respect to a Registration Failure provided in clause (E) of the definition of “Registration Failure,” such Registration Failure occurs and remains uncured for a period of more than thirty (30) days;

(ii) Failure To Deliver Common Stock or Cash. A Delivery Failure (as defined above) occurs and remains uncured for a period of more than twenty (20) days; or, at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Common Stock to the Holder upon Exercise by the Holder of the Exercise rights of the Holder in accordance with the terms of this Warrant;

(iii) Legend Removal Failure. A Legend Removal Failure (as defined above) occurs and remains uncured for a period of twenty (20) days;

(iv) Transfer Delivery Failure. A Transfer Delivery Failure (as defined above) occurs and remains uncured for a period of twenty (20) days; and

(v) Corporate Existence; Major Transaction. Each only to the extent applicable: (A) where Holder has delivered a Major Transaction Early Termination Notice and the Successor Major Transaction Consideration in respect of the portion of this Warrant that Holder is electing to be treated as a Cashless Successor Major Transaction Exercise is not paid concurrently with the consummation of such Successor Major Transaction, or (B) where the Company has failed to place the Successor Major Transaction Consideration into escrow and to instruct the escrow agent to release the Successor Major Transaction Consideration to Holder or to obtain the written agreement of the Successor Entity (which agreement shall be enforceable by Holder as a third party beneficiary) pursuant to Section 5(d)(iv), or (C) with respect to a Major Transaction with respect to which Holder has delivered an Assumption Election Notice, or any Organic Change, subject to the last sentence of Section 5(d)(ii)(B), the Company has failed to meet the applicable requirements of Section 5(d)(ii).

(b) Mandatory Early Termination.

(i) Mandatory Early Termination Amount; Cashless Default Exercise. The Company shall notify the Holder in writing within one (1) Business Day of the occurrence of an Event of Default. If any Events of Default shall occur then, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), the Company shall have the right to terminate the outstanding amount of this Warrant and pay to the Holder (a “Mandatory Early Termination”), in full satisfaction of its obligations hereunder by delivery of a notice to such effect to the Holder within two (2) Trading Days following receipt of the Default Notice, an amount payable in cash (the “Mandatory Early Termination Amount” or the “Default Amount”) equal to the greater of (A) the Black-Scholes Value (as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant on the date of such Default Notice and (B) the Black-Scholes Value (as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that the Mandatory Early Termination Amount is paid to the Holder. In the event the Company does not exercise its right to consummate a Mandatory Early Termination, then the Holder shall have the right to exercise this Warrant, at any time and from time to time, pursuant to a Cashless Default Exercise in accordance with Section 3(c) above.

The Mandatory Early Termination Amount shall be payable within five (5) Trading Days following the date of the applicable Default Notice.

(ii) Liquidated Damages. The parties hereto acknowledge and agree that the sums payable as Failure Payments or pursuant to a Mandatory Early Termination shall constitute partial liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(c) Posting Of Bond. In the event that any Event of Default occurs hereunder, the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in the amount of 130% of the aggregate Surety Bond Value (as defined below) of all of the Holder’s Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of this Warrant, the Credit Agreement, the Registration Rights Agreement or any other Loan Document (as defined in the Credit Agreement).

“Surety Bond Value,” for the Warrants shall mean 130% of the of the Black-Scholes Value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that such bond goes into effect).

(d) [Reserved.]

(e) Remedies, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Credit Agreement and the Registration Rights Agreement and any other Loan Document, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

12. Holder’s Early Terminations.

(a) Mechanics of Holder’s Early Terminations. In the event that the Company does not deliver the applicable Successor Major Transaction Consideration or Default Amount or the Exercise Shares in respect of a Cashless Major Exercise or a Cashless Default Exercise, as the case may be, to the Holder within the time period or as otherwise required pursuant to the terms hereof, at any time thereafter the Holder shall have the option, upon notice to the Company, in lieu of early termination, Cashless Major Exercise or Cashless Default Exercise, as the case may be, to require the Company to promptly return to the Holder all or any portion of this Warrant that was submitted for early termination or exercise. Upon the Company’s receipt of such notice, (x) the applicable early termination or exercise, as the case may be, shall be null and void with respect to such applicable portion of this Warrant, (y) the Company shall immediately return this Warrant, or issue a new Warrant to the Holder representing the portion of this Warrant that was submitted for early termination or exercise and (z) the Exercise Price of this Warrant or such new Warrant shall be adjusted to the lesser of (A) the Exercise Price as in effect on the date on which the applicable early termination, default or exercise notice, as the case may be, is voided and (B) the lowest closing price for the Common Stock on the NYSE, or, if the NYSE is not the principal trading market for the Common Stock, the principal securities exchange or other securities market on which the Common Stock is then being traded, during the period beginning on and including the date on which the applicable early termination, default or exercise notice, as the case may be, is delivered to the Company and ending on and including the date on which the applicable early termination or exercise is voided. The Holder’s delivery of a notice voiding an early termination or exercise and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Failure Payments which have accrued prior to the date of such notice with respect to the Warrant subject to such notice.

13. Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

14. Governing Law.

This Agreement and all matters concerning the construction, validity, enforcement and interpretation hereof or otherwise relating hereto shall be governed by and construed in accordance with the internal laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretation, enforcement or defense of the transactions contemplated by this Agreement or otherwise arising hereunder or relating hereto (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, THIS AGREEMENT AND ANY TRANSACTIONS CONTEMPLATED. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15. Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

16. Notice or Demands.

Except as otherwise provided herein, notices or demands pursuant to this Warrant, including, without limitation, an Exercise Form, shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or electronic mail or (b) from outside the United States, by International Federal Express or electronic mail, and (ii) will be deemed given (a) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (b) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (c) if delivered by International Federal Express, two (2) Business Days after so mailed, and (d) at the time of transmission, if delivered by electronic mail to the email address specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, and will be delivered and addressed as follows:

If to the Company:

Lannett Company, Inc.

9000 State Rd.

Philadelphia, PA 19136

Attention: John Kozlowski

Phone: (215) 333-9000

Email: jkozlowski@lannett.com

With copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Scott B. Selinger

Email: sbselinger@debevoise.com

If to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

17. Amendment; Waiver.

This Warrant and all other Warrants outstanding as of the date of any required consent, amendment or waiver may be amended and provisions hereof may be waived and any other required approvals or consents obtained (including, without limitation, any approvals or consents required under Section 5(c)(ii) above), only by written consent of the Company and holders of Warrants exercisable for a majority of the total number of Warrant Shares then issuable pursuant to all Warrants (the “Required Holders”). Any approval, consent, amendment or waiver effected in accordance with this Section 17 or otherwise effected pursuant to the terms of this Warrant shall be binding upon each holder of Warrants.

18. Material Nonpublic Information.

Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material nonpublic information relating to the Company or its subsidiaries, if requested by Holder, the Company shall within one (1) Trading Day after any such receipt or delivery, publicly disclose such material nonpublic information in a Current Report on Form 8-K or otherwise. Without derogating from the immediately previous sentence, in the event that the Company believes that any notice delivered to the Holder contains material nonpublic information relating to the Company, the Company shall so indicate to the Holder prior to the delivery of such notice, and such indication shall provide the Holder the means to refuse to receive such notice; and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company.

19. Construction.

Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits contained in or attached to this Warrant, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) the use of the word “including” in this Warrant shall be by way of example rather than limitation.

20. Signatures.

An electronic signature (including a “.pdf” or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) to this Warrant shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronic (including “.pdf”) signature page were an original thereof. Notwithstanding the foregoing, the Company shall be obligated to deliver to the Holder an original signature to this Warrant. At the request of any party, each other party shall promptly re-execute an original form of this Warrant or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of an electronic signature to this Warrant or any amendment hereto or the fact that such signature was transmitted or communicated through the use of e-mail delivery as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the twenty-second day of April, 2021.

LANNETT COMPANY, INC.

By:
Print Name:
Title:

EXHIBIT A

EXERCISE FORM FOR WARRANT

TO: [                    ]

CHECK THE APPLICABLE BOX:

☐

Cash Exercise or Cashless Exercise

The undersigned hereby irrevocably exercises Warrant Number ____ (the “Warrant”) with respect to [_______] shares of Common Stock (the “Common Stock”) of [ ], a ________ corporation (the “Company”).

[IF APPLICABLE: The undersigned is delivering $____ as payment of the Exercise Price.]

☐ This undersigned is exercising the Warrant with respect to [_______] shares of Common Stock pursuant to a Cashless Exercise, and makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of the Warrant applicable to such Cashless Exercise.

☐ The undersigned is exercising the Warrant with respect to [__________] Common Stock pursuant to a Loan Exchange Exercise. The undersigned hereby agrees to cancel $_________ of principal outstanding under the Notes indicated below of the Company held by the Holder in satisfaction of the Exercise Price in accordance with the conditions and provisions of the Warrant applicable to such Loan Exchange Exercise.

☐

Cashless Major Exercise

The undersigned hereby irrevocably exercises the Warrant with respect to ____% of the Warrant currently outstanding pursuant to a Cashless Major Exercise in accordance with the terms of the Warrant.

☐	Cashless Default Exercise The undersigned hereby irrevocably exercises the Warrant pursuant to a Cashless Default Exercise, in accordance with the terms of the Warrant.

1. The undersigned requests that any shares of Common Stock be issued free of any restrictive legend, if appropriate, and, if requested by the undersigned, a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.

2. Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

Dated: _______________

Signature

Print Name

Address

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant.

EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder
desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase __________ shares of the Common Stock of [ ], a __________ corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint __________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:	_______________

     Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee

(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant.

EXHIBIT C

FORM OF OPINION

______, 20__

[___________]

Re:         [                      ] (the “Company”)

Dear Sir:

[___________] (“[__________]”) intends to transfer _______ Warrants (the “Warrants”) of the Company to __________ (“________”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, we have examined and relied upon the truth of representations contained in an Investor Representation Letter attached hereto and have examined such other documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Warrants by _______ to ______ may be effected without registration under the Securities Act.

The foregoing opinion is furnished only to ____________ and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

[FORM OF INVESTOR REPRESENTATION LETTER]

_____, 20__

[_________________]

Gentlemen:

_________ (“___”) has agreed to purchase _________ Warrants (the “Warrants”) of [ ] (the “Company”) from [___________] (“[_________]”). We understand that the Warrants are “restricted securities.” We represent and warrant that ______ is a sophisticated institutional investor that would qualify as an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

________ represents and warrants as of the date hereof as follows:

1. That it is acquiring the Warrants and the shares of common stock, $0.001 par value per share underlying such Warrants (the “Exercise Shares”) solely for its account as principal and not with a view to or for sale or distribution of said Warrants or Exercise Shares or any part thereof in violation of the Securities Act. ________ also represents that the entire legal and beneficial interests of the Warrants and Exercise Shares _________ is acquiring or being acquired for, and will be held for, its account only;

2. That the Warrants and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. _____________ recognizes that the Company has no obligation to register the Warrants, or to comply with any exemption from such registration; or

3. That neither the Warrants nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met.

We acknowledge that the Company will place stop orders with respect to the Warrants and the Exercise Shares, and if a registration statement is not effective, the Exercise Shares shall bear the following restrictive legend:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING PURSUANT TO RULE 144 UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[(a)](1) AND A HALF” SALE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF _______, 20__, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE COMPANY.”

At any time and from time to time after the date hereof, _________ shall, without further consideration, execute and deliver to [________] or the Company such other instruments or documents and shall take such other actions as they may reasonably request to carry out the transactions contemplated hereby.

Very truly yours,

Schedule 1

Black-Scholes Value

	Calculation Under Sections 3(b) and 5(d)(iii)	Calculation Under Section 10(b) or 11(b)

Remaining Term	Number of calendar days from date of public announcement of the Major Transaction until the last date on which the Warrant may be exercised.	Number of calendar days from date of the Event of Failure until the last date on which the Warrant may be exercised.
Interest Rate	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the remaining Term.*[i]	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the remaining Term.*
Cost to Borrow	Zero	Zero
Volatility

If the first public announcement of the Major Transaction is made at or prior to 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

If the first public announcement of the Major Transaction is made after 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the next succeeding Trading Day following the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

The arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the date of such determination, obtained from the HVT or similar function on Bloomberg.

Stock Price

The greater of (1) the closing price of the Common Stock on the NYSE, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed (the “Closing Market Price”) on the trading day immediately preceding the date on which a Major Transaction is consummated, (2) the first Closing Market Price following the first public announcement of a Major Transaction, or (3) the Closing Market Price as of the date immediately preceding the first public announcement of the Major Transaction.

The Volume Weighted Average Price on the date of such calculation.
Dividends	Zero.	Zero.
Strike Price	Exercise Price as defined in section 3(a).	Exercise Price as defined in section 3(a).

*If the LIBOR/Swap rate shall cease to exist in substantially its current form, the Holder shall be permitted to select an alternate interest rate that reasonably approximates the rate of interest per annum at which deposits of United States dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to the Holder in the London interbank market (or a replacement interbank market reasonably determined by the Required Holders in consultation with the Company.

31